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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 2002


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                               EDT LEARNING, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                                             76-0545043
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)


2999 North 44th street, Suite 650, Phoenix, Arizona                85018
     (Address of principal executive offices)                    (Zip code)


                                 (602) 952-1200
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OF ASSETS

     On January 15, 2002 EDT Learning, Inc., the "Company" acquired all of the outstanding capital stock of Thoughtware Technologies, Inc. a Tennessee based private company. The purchase price for the acquisition was approximately $3,100,000. The acquisition was done with a combination of stock and acquired debt.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

Financial Statements for ThoughtWare Technologies, Inc. will be filed under an amendment to this report as soon as practicable but not later than sixty days after the required filing date of this report.

     (b)  Pro Forma Financial Information

Pro forma financial information relative to the acquisition will be filed under an amendment to this report as soon as practicable but no later than sixty days after the required filing date of this report.

     (c)  Exhibits

2.1 -- Plan of Reorganization and Agreement of Merger by and among EDT Learning, Inc., a Delaware corporation, TW Acquisition Subsidiary, Inc., a Delaware corporation, ThoughtWare Technologies, Inc., a Tennessee corporation and the Series B Preferred Stockholder of ThoughtWare Technologies, Inc. dated January 11, 2002.

2.2  --   Restated Certificate of Incorporation of e-dentist.com, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EDT LEARNING, INC.


                                       By: /s/ Charles Sanders
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                                           Senior Vice President-Chief Financial
                                           Officer
Date: January 30, 2002

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